SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          PIPER JAFFRAY COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          PIPER JAFFRAY COMPANIES INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



                          PIPER JAFFRAY COMPANIES INC.
                             PIPER JAFFRAY TOWER
            222 SOUTH NINTH STREET    MINNEAPOLIS, MINNESOTA 55402

Dear Fellow Shareholders:

Our 100th year in business was one of the most challenging in our history. We look forward to our annual meeting because it offers us a chance to speak directly to our fellow shareholders about the challenges we faced during 1995.

As we enter our second century of service, we hope you will take the opportunity to hear an update on your investment in our company. You are cordially invited to attend the Piper Jaffray Companies Inc. Annual Meeting on Wednesday, January 24, 1996, at 3:00 p.m. at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota.

Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to sign the accompanying proxy and promptly return it in the enclosed envelope.


Sincerely,

/s/ Addison L. Piper
Addison L. Piper
Chairman and Chief Executive Officer


/s/ William H. Ellis
William H. Ellis
President and Chief Operating Officer


December 21, 1995



                          PIPER JAFFRAY COMPANIES INC.
                             PIPER JAFFRAY TOWER
            222 SOUTH NINTH STREET    MINNEAPOLIS, MINNESOTA 55402
                           NOTICE OF ANNUAL MEETING
                               OF SHAREHOLDERS
                               JANUARY 24, 1996

The Annual Meeting of Shareholders of Piper Jaffray Companies Inc. will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday, January 24, 1996 at 3:00 p.m. (Central Standard Time) for the following purposes:

   (1) To elect seven directors for the ensuing year.

   (2) To approve the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending September 30, 1996.

   (3) To act upon any other business that may properly come before the meeting.

Only holders of common stock of record at the close of business on December 8, 1995 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE.


                    By Order of the Board of Directors

                    /s/ David E. Rosedahl
                        David E. Rosedahl
                        Secretary


December 21, 1995


                          PIPER JAFFRAY COMPANIES INC.
                            PIPER JAFFRAY TOWER
            222 SOUTH NINTH STREET    MINNEAPOLIS, MINNESOTA 55402
                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 24, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Piper Jaffray Companies Inc. (the "Company") of proxies for the Annual Meeting of Shareholders to be held on Wednesday, January 24, 1996, and any adjournment thereof. Stock represented by proxies will be voted. Where specification is made in the proxy the stock will be voted in accordance therewith. Proxies may be revoked at any time before being voted by giving written notice of revocation to the Secretary of the Company. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders on or about December 21, 1995.

There were outstanding on December 8, 1995, the record date for shareholders entitled to vote at the meeting, 17,539,395 shares of common stock, each share being entitled to one vote. So far as is known to the Company, the following are the only beneficial owners of more than 5% of the outstanding common stock of the Company as of December 8, 1995.

                                  NUMBER
                                 OF SHARES      PERCENT OF
      NAME AND ADDRESS         BENEFICIALLY    OUTSTANDING
     OF BENEFICIAL OWNER           OWNED          SHARES
Piper Jaffray Companies ESOP     7,085,416        40.00%
(the "Trust")
Suite 1600
222 South Ninth Street
Minneapolis, Minnesota 55402

Third Avenue Fund Inc. (1)       1,093,601         6.23%
767 Third Avenue, 5th Floor
New York, New York 10017


(1) Information is based on a Schedule 13D Statement dated August 25, 1994 filed with the Securities and Exchange Commission by Martin J. Whitman on behalf of the Third Avenue Fund Inc. and certain private investment partnerships, institutional advisory accounts and institutional investment funds managed directly or indirectly by Mr. Whitman.

With respect to the shares of common stock of the Company held by the Trust, the participants in the Trust are authorized to control how votes are cast by giving instructions. Each participant may control the voting of such shares in the proportion which the value of that participant's benefit in the ESOP fund bears to the total value of all benefits therein. Any shares held by the Trust for which timely instructions are not received from the participants are voted in the same proportion of yeas and nays on each issue as are cast with respect to all other shares voted at the meeting (including shares for which participants' instructions have been received and shares not held by the Trust).

Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit proxies, either personally or by telephone, or by special letter. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in acccordance with their judgment on such other matters.

The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on a matter to be acted upon at the meeting is required for the approval of such matter. For this purpose, a shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on such matter.

                            ELECTION OF DIRECTORS

At the meeting it will be proposed to elect seven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors has designated the following individuals as nominees for election. Each nominee is presently a director of the Company and was elected by the shareholders of the Company at the last Annual Meeting of Shareholders. Each nominee is also presently a director of Piper Jaffray Inc. ("Piper Jaffray"), the Company's broker-dealer subsidiary. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the meeting, it is the intention of the persons named in the enclosed proxy to vote in favor of the remainder of the nominees and to vote for substitute nominees in their discretion. Information regarding the nominees is set forth below.

[PHOTO]           ADDISON L. PIPER           AGE 49              DIRECTOR SINCE 1977
                  Chairman of the Board and Chief Executive Officer

                  Chairman of the Board and Chief Executive Officer of the Company and of Piper Jaffray for more than five years.

[PHOTO]           WILLIAM H. ELLIS           AGE 53            DIRECTOR SINCE 1981
                  President and Chief Operating Officer

                  President of the Company for more than five years. From March 1983 to December 1995, Mr. Ellis served as the Chief Operating Officer of the Company and of Piper Jaffray; and from November 1982 to
                  December 1995, President of Piper Jaffray. Mr. Ellis is also
                  Chairman of the Board, Chief Executive Officer and President of
                  Piper Capital Management Incorporated ("Piper Capital"). Mr. Ellis
                  is also a director of Piper Funds Inc., Piper Global Funds Inc.,
                  Piper Institutional Funds Inc. (open-end management investment companies), Piper Trust Company and several closed-end investment companies for which Piper Capital serves as an investment adviser.

[PHOTO]           RALPH W. BURNET            AGE 50            DIRECTOR SINCE 1988
                  Director

                  Chairman and Chief Executive Officer of Burnet Financial Group
                  (mortgage banking, insurance, title insurance and real estate brokerage) since January 1990; from May 1988 to January 1990,
                  Chairman and Chief Executive Officer of Fairway International
                  Corporation (real estate development); and from November 1983 to May 1988, President of Merrill Lynch Realty -- Central and East
                  Region (residential and commercial real estate brokerage, title insurance and mortgage banking).

[PHOTO]           KATHY HALBREICH            AGE 46            DIRECTOR SINCE 1994
                  Director

                  Director of the Walker Art Center, Minneapolis, Minnesota, since
                  March 1991; and from 1988 to 1990, Curator of Contemporary Art for the Museum of Fine Arts, Boston, Massachusetts.

[PHOTO]           JOHN L. MCELROY, JR.       AGE 64            DIRECTOR SINCE 1988
                  Director

                  Chairman of Wheat, First Securities, Inc. (regional broker-dealer and investment banking firm) for more than five years; Chairman of
                  Wheat First Butcher Singer, Inc. (parent of Wheat, First
                  Securities, Inc.) since June 1991; and from September 1986 to July
                  1992, Chief Executive Officer of Wheat, First Securities, Inc. and
                  Vice Chairman and Chief Executive Officer of Wheat First Butcher
                  Singer, Inc. Mr. McElroy is also a director of Noland Company
                  (distributor of wholesale plumbing and air-conditioning products).

[PHOTO]           ROBERT S. SLIFKA           AGE 54            DIRECTOR SINCE 1988
                  Director

                  Chief Executive Officer and President of Loan Guarantee Investment
                  Corporation (lessor of commercial equipment under leases
                  originated through commercial banks) since October 1992; from
                  December 1986 to March 1992, Senior Vice President of ITT
                  Corporation (diversified manufacturer and supplier of
                  telecommunications equipment and services, financial and insurance services and industrial and consumer products); and from March
                  1989 to October 1991, Executive Vice President and Group General
                  Manager of Commercial Financing Activities of ITT Financial
                  Corporation.

[PHOTO]           DAVID STANLEY              AGE 60            DIRECTOR SINCE 1974
                  Director

                  Chairman and Chief Executive Officer of Payless Cashways, Inc.
                  (building materials specialty retailer) for more than five years.
                  Mr. Stanley is also a director of Digi International Inc.
                  (computer hardware and software manufacturer) and Best Buy Co.,
                  Inc. (consumer electronics retailer).


VOTING REQUIREMENTS

The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.


DIRECTOR COMPENSATION

For the fiscal year ended September 30, 1995, each non-employee director of the Company received a fee of $15,000 for services as a director of the Company and of Piper Jaffray. Three non-employee directors elected to defer compensation until January of 1996, at which time they will receive shares of the Company's common stock in lieu of cash compensation.

The Piper Jaffray Companies Inc. Omnibus Stock Plan (the "Omnibus Stock Plan") provides for the nondiscretionary grant of a nonstatutory stock option to purchase 2,000 shares of common stock of the Company to each non-employee director on the date of each annual meeting of the Company's shareholders as compensation for services for the ensuing year. Non-employee directors joining the board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of common stock on the date of grant and become fully exercisable one year after the date of grant.


CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors of the Company has established an Audit Committee. The current members of the Audit Committee are Ms. Halbreich and Messrs. Burnet, McElroy (Chairman), Slifka and Stanley. The Audit Committee is responsible for recommending to the Board of Directors and shareholders a firm of independent auditors to act as the Company's independent auditors, reviewing the audit plan of the Company's independent auditors, and reviewing the auditor's report on the Company's financial statements. During the fiscal year ended September 30, 1995, the Audit Committee met four times.

The Board of Directors has established an Executive Compensation Committee. The current members of the Executive Compensation Committee are Ms. Halbreich and Messrs. Burnet, McElroy, Slifka and Stanley (Chairman). The Executive Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers and directors of the Company. During the fiscal year ended September 30, 1995, the Executive Compensation Committee met four times.

The Board of Directors has established a Governance Committee. The current members of the Governance Committee are Ms. Halbreich and Messrs. Burnet (Chairman), McElroy, Piper, Slifka and Stanley. The Governance Committee is responsible for selecting nominees to stand for election as directors at the Company's Annual Meeting of Shareholders. The Governance Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028. During the fiscal year ended September 30, 1995, the Governance Committee met three times.


DIRECTOR MEETINGS

During the fiscal year ended September 30, 1995, five meetings of the Board of Directors were held.


EQUITY SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 8, 1995 by each director, each executive officer named in the Summary Compensation Table on page 6 of this Proxy Statement, and all directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                          NUMBER OF
                                            SHARES           PERCENT OF
                                         BENEFICIALLY       OUTSTANDING
                                            OWNED              SHARES
  BENEFICIAL OWNER                        (1)(2)(3)          (1)(2)(3)
 Addison L. Piper                           536,457             3.03
 William H. Ellis                           303,934             1.72
 Ralph W. Burnet                             22,000              *
 Andrew S. Duff                              50,951              *
 Kathy Halbreich                              2,000              *
 Bruce C. Huber                             149,272              *
 Dan L. Lastavich                           163,450              *
 John L. McElroy, Jr.                         7,000              *
 Robert S. Slifka                             6,000              *
 David Stanley                               12,700(4)           *
 All directors and executive
 officers as a group (16 persons)         1,827,051            10.01


*Less than 1%

(1) Includes shares held for the benefit of such persons by the Trust as follows: Mr. Piper, 64,493; Mr. Ellis, 25,033; Mr. Duff, 15,091; Mr. Huber, 45,731; Mr. Lastavich, 37,313; and all directors and executive officers of the Company as a group, 291,944.

(2) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the Omnibus Stock Plan: Mr. Piper, 122,070; Mr. Ellis, 100,550; Mr. Burnet, 6,000; Mr. Duff, 27,000; Ms.
     Halbreich, 2,000; Mr. Huber, 62,000; Mr. Lastavich, 77,600; Mr. McElroy, 6,000; Mr. Slifka, 6,000; Mr. Stanley, 6,000; and all directors and executive officers of the Company as a group, 659,220.

(3) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1983 Book Value Stock Purchase Plan (the "Book Value Plan"): Mr. Piper, 14,750; Mr. Ellis, 10,400; Mr. Duff, 1,700; Mr. Huber, 5,200; Mr. Lastavich, 6,700; and all directors and executive officers of the Company as a group, 58,400.

(4) Does not include 1,380 shares held by a trust for the benefit of an adult child of Mr. Stanley, in which shares Mr. Stanley disclaims any beneficial interest.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                    ANNUAL COMPENSATION                   COMPENSATION
                                                                            OTHER            AWARDS
                                                                            ANNUAL          OPTIONS         ALL OTHER
                                     FISCAL                  BONUS       COMPENSATION      (NUMBER OF      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      SALARY       (1)(2)          (3)           SHARES)(4)         (5)(6)
Addison L. Piper                      1995     $200,000    $  500,000      $ 45,842          22,000           13,252
 Chairman of the Board and            1994      200,000       450,000        34,458          22,000           20,371
 Chief Executive Officer of the       1993      200,000     1,247,000       174,231          84,250           20,912
 Company and of Piper Jaffray

William H. Ellis                      1995      170,000       480,000        41,603          22,000           13,252
 President and Chief Operating        1994      170,000       450,000        31,962          22,000           20,371
 Officer of the Company and           1993      170,000     1,244,000       169,796          84,200           20,910
 of Piper Jaffray and
 Chairman of the Board,
 Chief Executive Officer and
 President of Piper Capital (7)

Andrew S. Duff                        1995      135,000       358,000        28,311          27,000           13,252
 Managing Director of the Company     1994       90,000       303,610        16,088               0           20,371
 and Director of Fixed Income         1993       90,000       473,951        52,851             900           20,910
 of Piper Jaffray (8)

Bruce C. Huber                        1995      135,000       611,000        47,660          14,000           13,252
 Managing Director of the Company     1994      130,000       595,000        42,363          14,000           20,371
 and Director of Equity Capital       1993      130,000       646,500        97,754          55,300           20,910
 Markets of Piper Jaffray

Dan L. Lastavich                      1995      135,000       460,000        36,741          14,000           13,252
 Managing Director of the Company     1994      130,000       505,000        33,243          14,000           20,371
 and Director of Retail Sales of      1993      130,000       748,000        84,112          54,000           21,006
 Piper Jaffray


(1) Includes for the years indicated performance bonuses earned pursuant to the Company's executive compensation program. See "Report of the Executive Compensation Committee" herein.

(2) 1993 and 1994 bonus for Mr. Duff includes commissions of $403,951 and $230,610, respectively.

(3) Fiscal 1995 amounts represent payments in-lieu-of contributions to the Trust. See "Report of the Executive Compensation Committee" herein.

(4) Includes for fiscal 1994 and 1993, respectively, shares subject to options granted pursuant to the Omnibus Stock Plan which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 11,000 and 41,000; Mr. Ellis 11,000 and 41,000; Mr. Huber, 7,000 and 27,000; and Mr. Lastavich, 7,000
     and 27,000.

(5) Includes for fiscal 1995 $12,502 to be contributed by the Company to the Trust for each of the named individuals. See "Report of the Executive Compensation Committee" herein.

(6) Includes for fiscal 1995 matching contributions of $750 made by the Company to the Piper Jaffray Companies 401(k) Plan for each of the named individuals. See "Report of the Executive Compensation Committee" herein.

(7) Effective January 1, 1996, Mr. Ellis will no longer be Chief Operating Officer of the Company or President and Chief Operating Officer of Piper Jaffray.

(8)  Effective January 1, 1996, Mr. Duff will become President of Piper Jaffray.


STOCK OPTIONS

The following table summarizes option grants made during the fiscal year ended September 30, 1995 to the executive officers named in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                           POTENTIAL REALIZABLE
                                                                                 VALUE AT
                                                                           ASSUMED ANNUAL RATES
                                                                                    OF
                                                                            STOCK APPRECIATION
                                                                                    FOR
                                 PERCENT OF                                   OPTION TERM (3)
                    OPTIONS         TOTAL
                    GRANTED    OPTIONS GRANTED   EXERCISE    EXPIRATION
NAME                  (1)            (2)           PRICE        DATE          5%          10%
Addison L. Piper    22,000          13.5%         $10.625     1/25/2005    $380,754    $606,287
William H. Ellis    22,000          13.5%         $10.625     1/25/2005     380,754     606,287
Andrew S. Duff      27,000          16.6%         $10.625     1/25/2005     467,289     744,080
Bruce C. Huber      14,000           8.6%         $10.625     1/25/2005     242,298     385,819
Dan L. Lastavich    14,000           8.6%         $10.625     1/25/2005     242,298     385,819


(1) Options granted pursuant to the Omnibus Stock Plan. Options vest over the first year of the ten-year option term. The options were granted at the fair market value of the shares subject to the option on the date of grant.

(2) Reflects the percent of options granted to employees during the fiscal year ended September 30, 1995 under the Omnibus Stock Plan.

(3) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

The following table summarizes option exercises during the fiscal year ended September 30, 1995 by the executive officers named in the Summary
Compensation Table, and the value of their unexercised options at September 30, 1995.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                    NUMBER OF SHARES                           NUMBER OF UNEXERCISED                IN-THE-MONEY
                       ACQUIRED ON                          OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END (2)
                        EXERCISE         VALUE REALIZED    UNEXERCISABLE    EXERCISABLE
NAME                       (1)                 (2)          (SHARES)(3)     (SHARES)(4)    UNEXERCISABLE     EXERCISABLE
Addison L. Piper          3,800              $28,436           27,650         109,170         $ 99,852        $494,955
William H. Ellis              0                    0           26,200          84,750           95,110         260,586
Andrew S. Duff                0                    0           28,700               0          108,598               0
Bruce C. Huber                0                    0           17,400          49,800           63,139         100,400
Dan L. Lastavich          1,400               10,477           14,000          70,300           54,250         293,848


(1) Includes shares acquired upon the exercise of options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 3,800; and Mr. Lastavich, 1,400.

(2) Value realized and value of unexercised options for options granted pursuant to the Plan are calculated by determining the difference between the fair market value of the shares underlying the options at exercise or at September 30, 1995, as applicable, and the exercise price of the options. Value realized and value of unexercised options for options granted pursuant to the Book Value Plan are calculated by determining the difference between (i) the greater of book value of the shares underlying the options or the fair market value of the freely transferable shares into which such shares are exchangeable at exercise or at September 30, 1995, as applicable, and (ii) the exercise price of the options.

(3) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 5,650; Mr. Ellis, 4,200; Mr. Duff, 1,700; and Mr. Huber, 3,400.

(4) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 9,100; Mr. Ellis, 6,200; Mr. Huber, 1,800; and Mr. Lastavich, 6,700.


REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers of the Company named in the accompanying tables. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1995 fiscal year.


COMPENSATION PHILOSOPHY

The goals for the executive compensation program are to:

     * motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

     * attract, retain and motivate top calibre executives by providing compensation and compensation opportunities that are comparable to those offered by other leading companies in the financial services industry.


ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the executive compensation program is comprised of annual cash compensation and longer-term stock compensation.

Annual cash compensation consists of base salary and a performance bonus. For lower-level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For more senior, higher-level employees, base salaries are in the low-to-average range for the financial services industry and bonuses constitute a high percentage of annual cash compensation. Higher-paid employees may also receive a cash payment in lieu of an ESOP contribution which may arise when the employee's share of the Company's calculated ESOP contribution is in excess of IRS limitations. Such excess ESOP payments, shown under "Other Annual Compensation" in the Summary Compensation Table, are made in December or January for the previous fiscal year and are a meaningful percentage of cash compensation only in a year of exceptional earnings performance by the Company.

The Company's bonus pools are based either upon the Company's earnings performance for the year, or upon business unit revenue and earnings performance. The Company's Chief Executive Officer, Chief Operating Officer and certain other executive officers whose responsibilities primarily focus on administrative and operational aspects of the Company are paid bonuses semi-annually from a maximum bonus pool of 10% (6.2% actual for fiscal 1995) of the Company's income before taxes after adding back certain litigation settlement expenses. Such bonuses are paid pursuant to the 1995 Executive Performance Bonus Plan (the "Executive Performance Bonus Plan"), approved by shareholders at the 1995 Annual Meeting of Shareholders. Amounts paid pursuant to the Executive Performance Bonus Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended. All other executive officers are paid bonuses from bonus pools based upon the operating income of their respective business units and, where appropriate, on the firmwide revenues supported by the business unit.

The structure and accrual rates for the corporate and various business unit bonus pools are reviewed annually by the Committee. Performance bonus awards for the executive officers are initially determined by the Chief Executive Officer and Chief Operating Officer and are submitted to the Committee for discussion and approval. An executive officer's individual share of his or her respective bonus pool is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

Long-term, stock-based compensation has previously consisted of modest grants of incentive stock options (ISOs) under the Company's 1985 Executive Incentive Stock Option Plan (the "Stock Option Plan"). In fiscal 1992, the Committee and management, in consultation with an independent compensation consultant, concluded that stock-based compensation opportunities to executive officers were inadequate. To give the Company greater flexibility in the type and size of stock-based awards, the Company adopted the Omnibus Stock Plan allowing for grants of ISOs, non-qualified stock options, stock appreciation rights, and time-lapse and performance restricted stock. The Omnibus Stock Plan was approved by shareholders at the 1993 Annual Meeting of Shareholders.

Concurrent with the approval of the revised Omnibus Stock Plan, the Committee revised its approach to providing stock-based compensation to the Company's executive officers by adopting in principle a five-year schedule of grants composed of a large grant in the first year and substantially smaller annual grants in each of the following four years. If the Company were to achieve targeted performance during the five-year period beginning fiscal 1993, the options granted under the schedule would have a targeted value of approximately 15% of an executive officer's cash compensation during the period. The Committee believes these grants are more in line with external competitive opportunities and provide a stronger, more direct motivation to executive officers to increase shareholder value.

Accordingly, pursuant to the schedule of grants adopted in fiscal 1993, the Committee awarded stock options totaling 580,000 shares in fiscal 1993 and 150,000 shares in fiscal 1994. All options so awarded vest immediately, have a ten-year term, an exercise price equal to the fair market value on the date of grant ($14.50 in fiscal 1993, $16.50 in fiscal 1994) and are first exercisable after one year.

In December 1994, the Committee approved the grant of stock options totaling 606,850 shares in January 1995 under the Omnibus Stock Plan to 732 Managing Directors, Senior Vice Presidents and Vice Presidents of the Company and its subsidiaries. Also in December 1994, each of the Company's executive officers voluntarily elected to forfeit one-half of the options granted to them in each of the past two fiscal years under the Omnibus Stock Plan, representing an aggregate of 306,000 shares, allowing for more meaningful grants to other officers of the Company without additional dilution to the Company's shareholders.

Since 1983, the Company has offered its senior officers, including the Company's executive officers, shares of the Company's common stock and options to purchase such shares pursuant to the 1983 Book Value Plan. While there is a relatively modest compensation expense associated with the Book Value Plan, it was not designed nor has it been used to provide additional compensation, but rather to provide a convenient and attractive method for officers to invest their personal investment assets in the common stock of the Company. Since approximately all of the 3,200,000 shares authorized for issuance under the Book Value Plan have been issued and are currently outstanding, no new offerings under this plan have been made since January 1993 nor are contemplated by the Committee at this time.

The Committee additionally approves long-term incentive awards to certain officers of Piper Capital Management Incorporated, a wholly-owned subsidiary of the Company ("Piper Capital"). From 1985 through 1994, these awards consisted of shares in the Piper Capital Management Incorporated 1985 Phantom Stock Incentive Bonus Plan (the "Piper Capital Phantom Share Plan"), a deferred compensation plan in which amounts deferred change in value based on the pre-tax earnings of Piper Capital for any particular year. Beginning in 1995, these awards consist of options granted pursuant to the Piper Capital Management Incorporated 1995 Phantom Option Incentive Bonus Plan (the "Piper Capital Phantom Option Plan"), a long-term incentive plan in which the ultimate payment to participants is based on the increase in the pre-tax earnings of Piper Capital over the holding period of the options. Both the Piper Capital Phantom Share Plan and Piper Capital Phantom Option Plan are meant to attract and retain senior portfolio managers and other key executives and to reward them consistent with the long-term results of Piper Capital.


CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Piper's base salary at the beginning of fiscal 1995 was $200,000. His salary was not changed during the past three fiscal years. Mr. Piper's base salary was set by the Committee in accordance with the base salary policy described above.


Mr. Piper's performance bonus for fiscal 1995 was $500,000, an 11% increase from fiscal 1994. His performance bonus was based in part on the company's pre-tax earnings performance as described earlier. Certain litigation settlement expenses were added back to the pre-tax bonus calculation, with the total bonus amount subsequently moderated for the continuing Company exposure related to funds managed by Piper Capital. Additional factors considered in determining Mr. Piper's performance bonus include satisfactory performance in the areas of strategic planning, promotion of the Company and its mission, advocacy of employment diversity, management development, community participation and other matters affecting the short and long-term success of the Company.

Due to the nature of Mr. Piper's and Mr. Ellis' duties, the Committee has authorized similar performance bonus payments to each individual over the past few years. In fiscal 1995, the performance bonus represented approximately 67% of Mr. Piper's cash compensation.

Mr. Piper received stock options in January to purchase 22,000 shares of common stock under the Omnibus Stock Plan in accordance with the stock-based compensation policy described above.

The Executive Compensation Committee has available to it surveys showing competitive compensation rates within the financial services industry, including many of the companies included in the Performance Graph. The Committee has also met at various times with an independent executive compensation consultant as it considered the long-term incentive plan design change and cash and stock awards under the overall program.


THE EXECUTIVE COMPENSATION COMMITTEE

          David Stanley, Chairman
          Ralph W. Burnet
          Kathy Halbreich
          John L. McElroy, Jr.
          Robert S. Slifka

                              PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Lipper Analytical Brokerage Firm Composite Stock Price Index (the "Lipper Composite Index") over the same period (assuming the investment of $100 in each on September 30, 1990, and the reinvestment of all dividends). The Lipper Composite Index is comprised of 30 publicly held regional and national securities firms, including the Company.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
      PIPER JAFFRAY COMPANIES, S&P 500 INDEX AND LIPPER COMPOSITE INDEX

                                             FISCAL    YEAR ENDING SEPTEMBER
                                           1990      1991      1992      1993      1994      1995
Piper Jaffray Companies Inc.              100.00    239.35    276.98    435.28    272.68    409.78
S&P 500 Index                             100.00    131.10    145.57    164.25    170.29    220.88
Lipper Composite Index                    100.00    188.84    214.64    377.09    288.76    452.10



TRANSACTIONS WITH DIRECTORS AND OFFICERS

Certain directors and officers of the Company (and members of the immediate families of such persons) maintained margin accounts with Piper Jaffray during the fiscal year ended September 30, 1995, and had margin account indebtedness during such year. All such indebtedness was incurred in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.


COMPLIANCE WITH REPORTING REQUIREMENTS

As required by Securities and Exchange Commission rules under Section 16(a) of the Securities Exchange Act of 1934, and based solely upon review of copies of forms submitted to the Company during and with respect to the 1995 fiscal year, all reports required under Section 16(a) were filed on a timely basis.


                           APPOINTMENT OF AUDITORS

At the meeting, a vote will be taken on a proposal to ratify the appointment of Deloitte & Touche LLP by the Board of Directors to act as independent auditors of the Company for the fiscal year ending September 30, 1996. Deloitte & Touche LLP are independent accountants and auditors who have audited the accounts of Piper Jaffray annually since 1937 and of the Company since its incorporation in February 1974.

Representatives of Deloitte & Touche LLP will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.


                          DEADLINE FOR SUBMISSION OF
                            SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028, no later than August 21, 1996, for inclusion in the proxy statement for such annual meeting.



                         By Order of the Board of Directors

                         /s/ David E. Rosedahl
                         David E. Rosedahl
                         Secretary



                          PIPER JAFFRAY COMPANIES INC.

                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS


                                      TIME

                           WEDNESDAY, JANUARY 24, 1996
                      AT 3:00 P.M. (CENTRAL STANDARD TIME)


                                      PLACE

                         LUTHERAN BROTHERHOOD AUDITORIUM
                             625 FOURTH AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA


                                    IMPORTANT

                            PLEASE DATE AND SIGN YOUR
                        PROXY CARD AND RETURN IT PROMPTLY
                       USING THE ENCLOSED REPLY ENVELOPE.


PIPER JAFFRAY COMPANIES INC.
PIPER JAFFRAY TOWER
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Rosedahl, Pamela J. Schmidt and Paula H. Phillippe, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of capital stock of Piper Jaffray Companies Inc. held of record by the undersigned on December 8, 1995, at the Annual Meeting of Shareholders to be held on January 24, 1996, or any adjournment thereof.

PROXY

1. ELECTION OF DIRECTORS

         R. BURNET, W. ELLIS, K. HALBREICH, J. MCELROY, JR., A. PIPER,
                            R. SLIFKA AND D. STANLEY
[ ] FOR all nominees listed above
    (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY
 to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors of the Company for the 1996 fiscal year.

               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

                                          Dated: _______________________________


                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.